NO WARRANT MAY BE EXERCISED PRIOR TO A REGISTRATION STATEMENT
     COVERING THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS BEING DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. UNLESS OTHERWISE PROVIDED HEREIN, THE FILING OF ANY SUCH REGISTRATION STATEMENT SHALL BE AT THE SOLE DISCRETION OF THE COMPANY. THE WARRANTS MAY ONLY BE EXERCISED IN THOSE STATES IN WHICH IT IS LEGALLY PERMISSIBLE TO DO SO.

WARRANT NUMBER     WIZZARD SOFTWARE CORPORATION           NUMBER OF WARRANTS
WA-0007    Incorporated Under the Laws of the State of Colorado     75,000

     Seventy-Five Thousand Warrants to Purchase Common Stock

        CERTIFICATE FOR WARRANTS TO PURCHASE COMMON STOCK

                (See Legend on Reverse of Warrant)

This Warrant Certificate Certifies That Barry Alexander

or registered assigns (the "Warrant Holder"), is the registered owner of the above indicated number of Warrants expiring at 11:59 p.m. Mountain Time, three years from the date hereof (the "Expiration Date"). One (1) Warrant entitles the Warrant Holder to purchase one share of Common Stock, $0.001 par value (the "Share"), from the Company at a purchase price of $1.00 per share of Common Stock (the "Exercise Price").

Upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of Interwest Transfer Co., the Company's Transfer Agent, or its successors or assigns (the "Warrant Agent"), subject to the conditions set forth herein and in a Warrant Agreement between the Company and the Warrant Agent, which Warrant Agreement is incorporated herein by this reference.

The underlying shares, on exercise, are subject to a Lock-Up/Leak-Out Agreement that is on file with the Warrant Agent, pursuant to which the registered owner of the above indicated Warrants has agreed to sell only 15% of such shares in any 90 day period and that such shares will be sold at the asked prices as listed on the OTC Bulletin Board only. This summary of the Lock-Up/Leak-Out Agreement is modified in its entirety by reference to the original copy thereof on file with the Warrant Agent.

The Exercise Price, the number of Shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events enumerated in the Warrant Agreement between the Company and the Warrant Agent, to which this Warrant Certificate is attached as Exhibit "B."

The Warrant Holder may exercise all or any number of Warrants. Reference is hereby made to the provisions of the Warrant Agreement, all of which are incorporated by reference in and made a part of this Warrant Certificate.

Upon due presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of any applicable transfer fee to the Warrant Agent and any tax or governmental charge imposed in connection with such transfer.

The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all during the Exercise Period and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No fractional shares may be purchased.

No Warrant may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Warrant not exercised by such time shall expire and become void unless extended by the Company.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President.

Dated: ____________________________

WIZZARD SOFTWARE CORPORATION


By/s/Christopher J. Spencer
         President



                                        COUNTERSIGNED AND REGISTERED:
                                        INTERWEST TRANSFER CO.
                                        1981 EAST MURRAY-HOLLADAY RD.
                                        SALT LAKE CITY, UTAH 84117
                                        WARRANT AGENT AND REGISTRAR

                                        By/s/Kurt Hughes

                      WARRANT EXERCISE FORM


The undersigned Warrant Holder hereby elects to exercise Warrants to purchase a total of ____________ shares of the Common Stock of Wizzard Software Corporation, a Colorado corporation (the "Company"), in accordance with the Warrant Certificate and Paragraph 5 of the Warrant Agreement of the Company.

Simultaneous with the surrender of this Warrant Exercise Form, the undersigned hereby tenders to the Warrant Agent the sum of $___________, representing the full Warrant Price for the above-referenced Warrant Shares.



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